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                                                                    EXHIBIT 23.1
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                         [COOPERS & LYBRAND LETTERHEAD]

                       CONSENT of INDEPENDENT ACCOUNTANTS

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We consent to the incorporation by reference in the Prospectus Supplement dated
August 5, 1996 (to Prospectus dated February 23, 1996) of AmeriCredit Financial Services, Inc. relating to AmeriCredit Automobile Receivables Trust 1996-C of our report dated January 17, 1996 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts".

                                        /s/ Coopers & Lybrand L.L.P.
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                                          COOPERS & LYBRAND L.L.P.

New York, New York
August 9, 1996